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                                                   EXHIBIT 10.1
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                                                                    Exhibit 10.1

                           CONNER PERIPHERALS, INC.

                              PROFIT SHARING PLAN


     1.  Purposes of the Plan.  The Conner Peripherals, Inc. Profit Sharing Plan
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(the "Plan") is a quarterly cash profit sharing plan that is intended to provide eligible employees with an opportunity to share in the Company's financial success. The Plan is intended to recognize the important contribution employees make to the overall success of the Company.

     2.  Definitions.  As used herein, the following definitions shall apply:
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         (a)  "Actual Awards" means amounts payable to Eligible Employees
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under the Plan with respect to a Plan Quarter. Actual Awards shall range from zero percent (0%) to two hundred percent (200%) of Target Awards based upon the Company's actual performance measured against Performance Targets.

         (b)  "Board" means the Board of Directors of Conner Peripherals,
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Inc., or its Committee.

         (c)  "Committee" means the Compensation Committee of the Board.
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         (d)  "Company" means Conner Peripherals, Inc., a Delaware
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corporation, and any Designated Subsidiary of the Company.

         (e)  "Designated Subsidiary" means any entity that is directly or
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indirectly controlled by the Company, or any entity in which the Company has a significant equity interest, which has been designated by the Board as eligible to participate in the Plan.

         (f)  "Eligible Earnings" means an Eligible Employee's base pay,
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including vacation and holiday pay, paid during the applicable Plan Quarter.

         (g)  "Eligible Employees" means all regular, full-time employees of
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the Company as of the last day of the first month of the applicable Plan
Quarter, provided the employee remains continuously employed as a regular, full-time employee throughout such Plan Quarter. Employees participating in other approved incentive compensation or commission plans of the Company shall not be considered "Eligible Employees" for purposes of the Plan.

         (h)  "Performance Targets" means corporate or business unit
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performance objectives established annually by the Board for each Plan Year.
Such performance objectives shall be based on the Company's operating income and revenue, or on such other objectives as the Board may establish.

         (i)  "Plan Quarter" means the four (4) fiscal quarters of a Plan
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Year.


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         (j)  "Plan Year" means the Company's fiscal year.
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         (k)  "Target Awards" means (i) in the case of Eligible Employees
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who are designated by the Company as non-exempt, five percent (5%) of Eligible
Earnings, and (ii) in the case of all other Eligible Employees, ten percent (10%) of Eligible Earnings.

     3.  Participation.  All Eligible Employees shall participate in the Plan.
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     4.  Administration.  The Board shall administer the Plan and shall have
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full power and authority to construe, interpret and administer the Plan.  The
Board's decision shall be final, conclusive and binding upon all persons. The Board may delegate general Plan administrative authority to designated employees of the Company.

     5.  Procedure.  At the beginning of each Plan Year, the Board shall
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establish Performance Targets for such Plan Year.  Eligible Employees shall earn
Actual Awards based upon the Company's attainment of the Performance Targets for each of the Plan Quarters during such Plan Year. The Board shall also establish minimum performance levels for the Plan Year of not less than seventy-five percent (75%) of the Company's business plan. Such minimum levels must be achieved before Actual Awards will be earned.

     6.  Payment.  Payment of Actual Awards to all Eligible Employees shall
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occur within thirty (30) days of the close of the Plan Quarter for which the distribution is being made, subject to applicable withholding.

     7.  Amendment and Termination of Plan.  The Board may amend or terminate
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the Plan from time to time in such respects as the Board may deem as desirable.
The adoption and operation of the Plan is discretionary on the part of the Board, and the Company is under no obligation to maintain, fund or other otherwise provide for the continuation of benefits under the Plan. This Plan is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Company has no duties or obligations pursuant to ERISA with respect to the Plan.

     8.  Employment Status.  This Plan does not constitute a contract of
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employment or impose on Eligible Employees or the Company any obligation to retain Eligible Employees as employees, to change the status of an Eligible Employee's employment as an employee at will, or to change the policies of the Company regarding termination of employment.

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